Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-171405) and Form S-8 (Nos. 333-182409, 333-168567, 333-168566, 333-146155, 333-146154, 333-119607, 333-105842, 333-131416, 333-49852, 333-49856, 333-97523, and 333-97527) of Dyax Corp. of our report dated March 4, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 4, 2013